Exhibit 4.2

AMENDMENT TO COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT TO COMMON STOCK PURCHASE WARRANT (this “Agreement”), dated May 1, 2025 is made by and between Scorpius Holdings, Inc., a Delaware corporation (the “Company”), and 3i, LP (the “Holder”).

WHEREAS, the Company executed and delivered to the Holder a Common Stock Purchase Warrant to purchase up to 12,416,667 shares of the Company’s common stock, par value $0.0002 per share, dated December 6, 2024 (the “Warrant”); and

WHEREAS, the Company and Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, for other good and valuable consideration, the parties hereto hereby agree as follows:

1.                   All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Warrant.

2.                   Section 2(b) of the Warrant is hereby amended and restated as follows:

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.06, subject to adjustment hereunder (the “Exercise Price”).

3.                   Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Warrant shall remain in full force and effect.

4.                   This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

5.                   The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder.

6.                   This Agreement shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY:

SCORPIUS HOLDINGS, INC.

By: /s/ Jeff Wolf

Name: Jeff Wolf

Title: Chief Executive Officer

HOLDER:

3I, LP

By: /s/ Maier J. Tarlow

Name: Maier J. Tarlow

Title: Manager On Behalf Of 3i Management LLC, The GP of 3i LP